--------------------------------------------------------------------------------
                                  EXHIBIT 1.8.b

         PARTICIPATION AGREEMENT WITH AMERICAN CENTURY PORTFOLIOS, INC.
--------------------------------------------------------------------------------

                          FUND PARTICIPATION AGREEMENT


     American United Life Insurance Company (the "Company") and TCI Portfolios, Inc. ("TCIP") and its investment adviser, Investors Research Corporation ("Investors Research") hereby agree to an arrangement whereby shares of TCI Growth (the "Fund") shall be made available to serve as underlying investment media for Individual and Group Annuity Contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:

1.       Establishment of Account; Availability of Fund.

     The Company represents that it has established or will establish one or more separate accounts (an "Account") under state insurance law, each of which is or will be registered as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to separate series of an Account for investment in the shares of a specified investment company selected from among those companies available through an Account to act as underlying investment media. Selection of a particular series of an Account is made by the Contract owner, who may change such selection from time to time in accordance with the terms of the applicable Contract.

2.       Marketing and Promotion.

     The Company agrees to make every reasonable effort to market its Contracts. It will not give disproportionately unequal emphasis and promotion to shares of the Fund as compared to other underlying investments of an Account. In addition, the Company shall not impose any fee, condition, rule or regulation for the use by a Contract owner of the Fund as an investment option that operates to the specific prejudice of the Fund vis-a-vis the other investment options offered by the Company to Contract owners. In marketing and administering its Contracts, the Company will comply with all applicable state and Federal laws.

3.       Pricing Information; Orders; Settlement.

     (a) TCIP will make Fund shares available to be purchased by the Company on behalf of an Account at the net asset value applicable to each order. Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serves as underlying investment media.

     (b) TCIP will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day, a "business day"). The Company will send directly to TCIP or its specified agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Time the following business day. Payment for net purchases will be wired by the Company to a custodial account designated by TCIP to coincide with the order for shares of the Fund.

     (c) TCIP hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from Contract owners. Orders from Contract owners received by the Company acting as agent for TCIP prior to the close of the Exchange on any given business day will be executed by TCIP at the net asset value determined as of the close of the Exchange on such business day. Any orders received by the

Company acting as agent on such day but after the close of the Exchange will be executed by TCIP at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order.

     (d) Payments for net redemptions of shares of the Fund will be paid in cash and will be wired by TCIP from the TCIP custodial account to an account designated by the Company. Payment for net redemptions will ordinarily be wired one business day after the order for the redemptions has been sent by the Company to TCIP or its specified agent.

4.       Compliance.

     (a) In managing and administering TCIP,. TCIP and Investors Research will comply in all material respects with all applicable state and Federal securities laws.
     (b) TCIP and Investors Research shall use their respective best efforts to ensure that the Fund qualifies and continues to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code (or any successor or similar provision).
     (c) TCIP and Investors Research shall use their respective best efforts to ensure that the Fund complies and maintains compliance with the diversification provisions of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder relating to the diversification requirements for variable annuity contracts, and with any prospective amendments or other modifications to
Section 817 or regulations thereunder.
     (d) Unless it notifies the Company with reasonable promptness that it does not intend to do so, TCIP shall take all steps necessary to adhere to any requirements under tax or insurance law or otherwise that pertain to the Fund by virtue of serving as an investment media for the Contracts for which notice is provided to TCIP by the Company.
     (e) Investors Research shall notify the Company with reasonable promptness after having a reasonable basis for believing that the Fund has ceased to comply or likely will cease to comply with any of the requirements described or referenced in Section 4(a), (b), (c), or (d) of this Agreement.

     (f) TCIP and Investors Research represent and warrant that as of the date of this Agreement the shares of the Fund are duly authorized for issuance in accordance with applicable law, that the shares of the Fund are registered with the Securities and Exchange Commission ("SEC") as securities under the Securities Act of 1933 (the "1933 Act") and that TCIP is registered as an open-end management investment company under the 1940 Act.

5.       Expenses.

     (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by TCIP under this Agreement shall be paid by Investors Research or TCIP, including the cost of registration of TCIP's shares with the SEC and in states where required.

     (b) TCIP shall provide to the Company its proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, TCIP shall provide the Company with a sufficient quantity of its prospectuses to be used in connection with the offerings and transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by Investors Research or TCIP, and the cost of distributing such materials shall be paid by the Company; provided, however, that at any time TCIP reasonably deems the usage of such materials to be excessive, it may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

6.       Representations.

     The Company and its agents shall not, without the written consent of TCIP, make representations concerning TCIP or its shares except those contained in the then current prospectuses, registration statement and in the then current printed sales literature of TCIP.

7.       Administration of Accounts.

     (a) Administrative services to purchasers of Contracts shall be the responsibility of the Company and shall not be the responsibility of TCIP or Investors Research. TCIP and Investors Research recognize the Company as the sole shareholder of TCIP shares issued under this Agreement. TCIP and Investors Research further recognize that they will derive a substantial savings in administrative expense, such as significant reductions in postage expense and shareholder communications and recordkeeping, by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Investors Research agrees to pay to the Company an amount equal to 15 basis points (0.15%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate investment by the Company (on behalf of the Contract owners) in the Fund exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Fund reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Fund drops below $10 million.

     (b) Investors Research has advised the Company that it customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company to the Contract holders. The parties agree that Investors Research's payments to the Company, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (c) For the purposes of computing the payment to the Company contemplated by this Section 7, the average aggregate amount invested by the Company over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during such month.

     (d) Investors  Research will  calculate  the payment  contemplated  by this
Section 7 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the monthly amounts payable by Investors Research and such other supporting data as may be reasonably requested by the Company.

8.       Termination.

     This  Agreement  shall  terminate  as to  the  sale  and  issuance  of  new
Contracts:
     (a) at the option of either the Company or TCIP upon 90 days' advance written notice to the other;
     (b) at the option of the Company if shares of the Fund are not available for any reason or if the Company shall reasonably determine in good faith that further investment in shares of the Fund is inappropriate in view of the purposes of the Contracts, provided that reasonable advance notice of election to terminate shall be furnished by the Company;
     (c) at the option of either the Company or TCIP, upon institution of formal proceedings against the broker-dealer or broker-dealers underwriting the Contracts, the Account, the Company, Investors Research or TCIP by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

     (d) at the option of TCIP, if TCIP shall reasonably determine in good faith that the Company is not offering shares of the Fund in conformity with the terms of this Agreement;
     (e) upon termination of the Management Agreement between TCIP and Investors Research, notice of which shall be promptly furnished to the Company; provided, however, that this subsection (e) shall not apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between TCIP and Investors Research;
     (f) upon the requisite vote of Contract owners having an interest in the Fund to substitute for Fund shares the shares of another investment company in accordance with the terms of Contracts for which Fund shares had been selected to serve as an underlying investment medium; provided, however, that the Company shall give 60 days' written notice to TCIP of any proposed vote to replace the Fund's shares;
     (g) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;
     (h) if TCIP's shares are not registered, issued or sold in conformance with Federal or applicable state law or such law precludes the use of Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur;
     (i) at the option of the Company by written notice to the other parties in the event that the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code or in the event that the Fund fails to meet the diversification requirements specified in Section 4(c) of this Agreement, or if the Company reasonably believes in good faith that the fund may fail to so qualify as a Regulated Investment Company or may fail to meet such diversification requirements; or

     (j) at the option of any party in the event that a majority of the Board of TCIP determines that a material irreconcilable conflict exists as provided in
Section 14 of this Agreement.

9.       Continuation of Agreement.

     Termination as the result of any cause listed in Section 8 shall not affect TCIP's obligation maintain an account in the name of the Company on behalf of those Contract owners who selected the Fund as an investment option prior to the termination of this Agreement; provided, however, TCIP shall have no administrative services payment obligation to the Company after such termination.

10.      Substitution.

     The Company has advised TCIP and Investors Research, and TCIP and Investors Research understand that the Contracts provide that the Company reserves the night to substitute the shares of another investment company or series thereof for the shares of TCIP if such shares are no longer available for investment, or if, in the judgment of the Company's management, further investment in the shares of the Fund would be inappropriate in view of the purposes of the Contracts. The Company hereby represents that all determinations of appropriateness will be reasonably made in good faith.

11.      Advertising Materials; Filed Documents.

     (a) Advertising and literature with respect to TCIP prepared by the Company or its agents for use in marketing its Contracts will be submitted to TCIP for review before such material is submitted to the SEC or NASD for review.
     (b) TCIP will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. The Company will provide to TCIP at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to an Account promptly after the filing of such document with the SEC or other regulatory authority.

12.      Proxy Voting.

     (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in Section 14(a) below) participating in the Fund calculate voting privileges in a consistent manner. TCIP and Investors Research agree to advise the Company if either shall be notified by a Participating Company of a change in the calculation of voting privileges.

     (b) The Company will distribute to Contract owners all proxy material furnished by TCIP and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote TCIP shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for TCIP shares held for Contract owners.

13.      Indemnification.

     (a) The Company agrees to indemnify and hold harmless TCIP and each of its directors, officers, employees, agents and each person, if any, who controls TCIP or its investment adviser within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which TCIP or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the registration statement, as amended, the prospectuses or sales literature of
TCIP) of the Company or its agents, with respect to the sale and distribution of Contracts for which the shares of the Fund are the underlying investment, or
(ii) result from a breach of material provision of this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by TCIP or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, prospectus or sales literature in conformity with written materials furnished to the Company by TCIP or Investors Research specifically for use therein.

     (b) Investors Research agrees to indemnify and hold harmless the Account,

Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Account, the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) result from a breach of a material provision of this Agreement. Investors Research will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Investors Research will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, prospectuses or sales literature in conformity with written materials furnished to TCIP by the Company specifically for use therein.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this

Section 13. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying  party  will not be liable to such  indemnified  party  under  this
Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

14.      Potential Conflicts.

     (a) The Company has received a copy of an application for exemptive relief, as amended, filed by TCIP on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of TCIP (the "Board") will monitor TCIP for the existence of any material irreconcilable conflict between the interests of the contractholders of all separate accounts ("Participating Companies") investing in TCIP. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contractholders and variable life insurance contractholders; or (vi) a decision by an insurer to disregard the voting instructions of contractholders. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contractholder voting instructions are disregarded.

     (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

     (i) withdrawing the assets allocable to the Account from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contractholders and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contractholders the option of making such a change; and/or

    (ii) establishing a new registered management investment company or managed separate account.

     (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contractholders having an interest in TCIP, the Company at its sole cost, may be required, at the Board's election, to withdraw the Account's investment in TCIP and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     (e) For the purpose of this Section 14, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TCIP be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 14 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

15.      Miscellaneous.

     (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         To the Company:            American United Life Insurance Company
                                    One American Square
                                    Indianapolis, Indiana 42606-0368
                                    Attention: Richard A. Wacker

         To TCI or Investors Research:

                                    TCI Portfolios, Inc.
                                    4500 Main Street
                                    Kansas City, Missouri 64111
                                    Attention:       Patrick A. Looby

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

     (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns

     (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this 1st day of March 1994.

                                           AMERICAN UNITED LIFE INSURANCE
                                           COMPANY

                                           By: ____________________________
                                           Name: James H. Akins, Jr.
                                           Title: Vice President

                                           INVESTORS RESEARCH CORPORATION

                                           By: ____________________________
                                           Name: William M. Lyons
                                           Title:   Executive Vice President

                                           TCI PORTFOLIOS, INC.

                                           By: ____________________________
                                           Name: Patrick A. Looby
                                           Title: Vice President




                               AMENDMENT NO. 1 TO
                          FUND PARTICIPATION AGREEMENT



     THIS AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT is made and entered into as of the 31st day of August, 1994, by and among AMERICAN UNITED LIFE INSURANCE COMPANY (the "Company"), TCI PORTFOLIOS,INC. ("TCIP") and its invest-ment adviser, INVESTORS RESEARCH CORPORATION ("Investors Research"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                   WITNESSETH

     WHEREAS, the Company, TCIP and Investors Research are parties to a Fund Participation Agreement (the "Agreement") dated as of March 1, 1994, whereby shares of TCI Growth, a series of mutual fund shares registered under the Investment Company Act of 1940 and issued by TCIP, were made available by TCIP to serve as underlying investment media for individual and group annuity contracts to be issued through one or more separate accounts established by the Company under state law; and

     WHEREAS, the Company, TCIP and Investors Research now desire to modify the Agreement so that shares of TCI International (another series of registered mutual fund shares issued by TCIP) may be made available to the Company to serve as underlying investment media for such contracts.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

     1. From the date hereof pursuant to the terms of the Agreement, as amended from time to time, shares of TCI International shall be made available to serve as underlying investment media for the Contracts.

     2. The Company represents that it has established the All American Individual Separate Account and the All American Group Separate Account (the "Accounts") as separate accounts under Indiana Insurance Law to serve as investment vehicles for the Contracts. The Accounts are registered as unit investment trusts under the Investment Company Act of 1940 to serve as investment vehicles for the Contracts.

     3. All references to "Account" under the Agreement shall be deemed to refer to the Accounts under this First Amendment.

     4. From and after the date hereof, unless the context otherwise requires, all references in the Agreement to the term "Fund" shall be deemed to include TCI International.

     5. In the event that there is any conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 1 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereto hereby confirm and ratify the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

                                    AMERICAN UNITED LIFE INSURANCE COMPANY

                                    By: ___________________________________
                                    Name:   James H. Akins, Jr.
                                    Title:  Vice President Pensions
                                             Contracts to Compliance

                                    INVESTORS RESEARCH CORPORATION

                                    By: ___________________________________
                                            William M. Lyons
                                            Executive Vice President

                                    TCI PORTFOLIOS, INC.

                                    By: ___________________________________
                                            William M. Lyons
                                            Executive Vice President




                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT



     THIS AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT is made and entered into as of the 16th day of September 1997, by and among AMERICAN UNITED LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., formerly known as TCI Portfolios, Inc. (the "Issuer"), and its investment adviser, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., formerly known as Investors Research Corporation (the "Adviser"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

     WHEREAS, the Company, the Issuer and the Adviser are parties to a Fund Participation Agreement, dated as of March 1, 1994 and amended as of August 31, 1994 (the "Agreement"), whereby shares of VP Capital Appreciation, formerly known as TCI Growth, and shares of VP International, formerly known as TCI International, each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the Issuer (collectively, the "Funds"), were made available by the Issuer to serve as underlying investment media for individual and group annuity contracts to be issued through one or more separate accounts established by the Company under state law; and

     WHEREAS, the Company offers or will offer to the public certain individual and group variable life insurance contracts (the "Variable Life Contracts"); and

     WHEREAS, the Company, the Issuer and the Adviser now desire to modify the Agreement so that shares of the Funds may be made available to the Company to serve as underlying investment media for the Variable Life Contracts in addition to the annuity contracts.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties hereto hereby agree as follows:

     1. The Company represents that it has established or will establish one or more separate accounts (each a "Variable Life Account") under state insurance law, each of which is or will be registered as a unit investment trust under the 1940 Act, to serve as investment vehicles for the Variable Life Contracts.

     2. From and after the date hereof, pursuant to the terms of the Agreement as amended from time to time, shares of the Funds shall be made available to serve as underlying investment media for the Variable Life Contracts in addition to the annuity contracts.

     3.   From and after the date hereof, unless the context otherwise requires,
          (a) references in the Agreement to the term "Account" shall be deemed to include the Variable Life Accounts and (b) references in the Agreement to the term "Contracts" shall be deemed to include the Variable Life Contracts.

     4. In the event that there is any conflict between the terms of this Amendment No. 2 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 2 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereto hereby confirm and ratify the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written,


                                 AMERICAN UNITED LIFE INSURANCE COMPANY



                                 By: ______________________________________
                                 Name:   Richard A. Wacker
                                 Title:  Associate General Counsel

                                 AMERICAN CENTURY INVESTMENT
                                 MANAGEMENT, INC.


                                 By: ______________________________________
                                         William M. Lyons
                                         Executive Vice President


                                 AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                                 By: ______________________________________
                                           William M. Lyons
                                           Executive Vice President